Exhibit 10.4

FORM OF PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (“Agreement”) entered into as of [GRANT DATE] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences the grant to Grantee of a Performance Award (“Performance Award”) under the Fluor Corporation 2020 Performance Incentive Plan (the “Plan”). Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.
Section 1.    AWARD SUBJECT TO PLAN
Your Performance Award is granted subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee pursuant to its administrative authority under the Plan, and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.
Section 2.    MEASURE DEFINITIONS
Your Performance Award performance criteria are comprised of three measures: Earnings Per Share (“EPS”), Return on Invested Capital (“ROIC”) and Relative Total Shareholder Return (“Relative TSR”, and together with “EPS” and ROIC, the “Performance Targets”). EPS and ROIC will be averaged over a three-year performance period beginning on January 1, [GRANT YEAR] and ending on December 31, [END OF THREE-YEAR PERIOD] (the “Performance Period”). EPS represents diluted earnings per share attributable to Fluor Corporation from continuing operations. ROIC is calculated by dividing full year corporate net earnings attributable to Fluor Corporation from continuing operations (excluding after-tax net interest) by Net Invested Capital. Net Invested Capital is defined as total shareholders’ equity (excluding accumulated other comprehensive income) plus total external long and short-term debt (excluding non-recourse debt) minus cash, current and non-current marketable securities in excess of US $1.0 billion. ROIC is calculated based on the average Net Invested Capital reported for the previous five quarters. Relative TSR represents the Company’s three-year cumulative total shareholder return over the Performance Period relative to the companies in the S&P 500 Index on the Grant Date, as further defined and calculated on Exhibit B.
The Performance Targets may be subject to certain adjustments approved by the Committee in connection with the grants.
Section 3.    PERFORMANCE TARGETS AND VALUE OF AWARD
Your Performance Award target amount is communicated in your long-term incentive award letter (the “Target Amount”). [This Target Amount shall be expressed in units by dividing the Target Amount by the closing price of the Company’s common stock ($XX.XX), par value $.01 per share (“Shares”), on [GRANT DATE] (e.g., if your Target Amount is $100,000 and the Company’s Share price is $XX.XX on the applicable date, this Target Amount shall be expressed as X,XXX units).]1
[These units]/[This Target Amount] will be adjusted based on the Company’s performance for the Performance Period against the established Performance Targets, which will be weighted as follows: 40% ROIC, 40% EPS and 20% Relative TSR. For [FIRST YEAR], specific performance targets for EPS and ROIC are set forth on Exhibit A, which may be attached hereto or sent to you separately at a later date. Specific EPS and ROIC performance targets for [SECOND YEAR AND THIRD YEAR] will be set at the beginning of the respective year and provided to you. The Performance Targets for Relative TSR for the Performance Period are set forth on Exhibit A. In no event will the final earned [units]/[amount] exceed 200% of the [target units]/[Target Amount].
    [Once the units are adjusted for the Company’s performance, the number of units shall not change for this Performance Award.]
Section 4.    RETENTION PERIOD AND PAYOUT
The period commencing [GRANT DATE] and ending on [FINAL VESTING DATE IN THREE YEARS] shall be the “Retention Period”. Your Performance Award will vest in full on [FINAL VESTING DATE IN THREE YEARS] (the “Vesting Date”), subject to the continued employment requirements or other exceptions contained in Section 5 below. Payment of the Performance Award shall be made as soon as practicable after the Vesting Date, except as provided in Section 5. [The Performance Award shall be paid (i.e., settled) in Shares. Subject to the provisions of Section 4 and Section 5 hereof, upon the issuance to Grantee of Shares hereunder, Grantee shall also receive additional Shares equal to the amount of accrued dividends or distributions paid or made by the Company on a quarterly basis, which dividends or distributions shall be deemed to be reinvested throughout the Performance Period, based on the Shares awarded under this Performance Award and the performance level earned during the Performance Period; provided, that any fractional Shares shall be rounded up to the nearest whole Share.]2
Section 5.     CONTINUED EMPLOYMENT

    Vesting of the Performance Award is conditioned upon you remaining in the employment of the Company or its subsidiaries for the Retention Period or satisfying the exceptions described in this Section 5. If your employment with the Company or any of its subsidiaries
1 Awards may also be payable in cash, in which case no units will be established.
2 For awards payable in cash, payment will be made “generally on the same date that other executive incentives are paid, if any, and in no event later than March 15 of the year following the year in which such amount is earned.

terminates for any reason other than death, Retirement, Disability or a Qualifying Termination, each as defined below and as determined by the Committee in accordance with the Plan, then as of the date of such termination any unvested Performance Award shall be forfeited by you in exchange for no additional consideration or payment. If your employment with the Company or any of its subsidiaries terminates during the Retention Period by reason of your death or Disability, each as determined by the Committee in accordance with the Plan, then any portion of this Performance Award which has yet to become vested shall [vest and continue to become payable in accordance with its terms on the Vesting Date as described in section 4.]3 If prior to the Performance Award becoming vested in full pursuant to Section 4 hereof, your employment with the Company or any of its subsidiaries terminates by reason of your Retirement and you deliver a signed long term incentive vesting/forfeiture agreement to the Company in a form acceptable to the Company (except when such an agreement is prohibited by governing law as determined by the Company), then any portion of this Performance Award which has yet to become vested shall continue to vest over the Retention Period and become payable in accordance with the terms hereof on the Vesting Date as described in Section 4. In the event that you incur a Qualifying Termination, the Performance Award shall immediately vest and be paid to you based on actual results for any annual performance period ending prior to the Change of Control and at target performance levels for annual performance periods ending after the Change of Control as soon as practicable after such termination (provided that such award has not previously been forfeited pursuant to the provisions of this Agreement). Notwithstanding the foregoing and regardless of the reason for termination, under all circumstances other than your Qualifying Termination, any Performance Award held less than one year from the Grant Date shall be forfeited in exchange for no additional consideration or payment[; provided, however, in the event of your Retirement, this one year holding requirement may be waived by the Committee, in its sole and absolute discretion, and any portion of this Performance Award which has yet to become vested shall continue to vest as set forth in the preceding paragraph]4.
Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries. Notwithstanding the foregoing, if in the event of a Change of Control the successor to the Company does not assume this Performance Award, then any portion of this Performance Award which has yet to become vested and which has not otherwise been forfeited pursuant to the provisions of this Section 4 shall immediately vest and shall be paid based on actual results for any annual performance period ending prior to the Change of Control and at target performance levels for annual performance periods ending after the Change of Control, as soon as practicable following the Change of Control (provided that the Performance Award has not previously been forfeited pursuant to the provisions of this Section 5). Notwithstanding anything to the contrary herein, in the event your employment is terminated for Cause (as defined herein), regardless of whether you are Retirement eligible, you shall forfeit the unvested portion of your Performance Award in exchange for no additional consideration or payment, unless otherwise prohibited by law.
For purposes of this Agreement, "Retirement" shall mean your retirement as determined in accordance with applicable Company personnel policies and the Plan. “Disability” and “Change of Control” shall have the meanings given to them in Appendix B to this Agreement.

    The term “Qualifying Termination” means your involuntary termination of employment by the Company, without Cause, within two (2) years following a Change of Control of the Company. For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree.
Section 6.    TAX WITHHOLDING
Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of a Performance Award, including the grant and vesting of the Performance Award, subsequent delivery of the [Shares related to such Performance Award or the subsequent sale of any Shares acquired pursuant to such Performance Award]/[cash payment] and (ii) do not commit to structure the terms or any aspect of this grant of a Performance Award to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or receipt of a Performance Award that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the Performance Award payment if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by [(1) withholding from the Performance Award a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below); (2)] withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer[; and/or (3) withholding from proceeds of the sale of Shares acquired upon settlement of the Performance Award, either through a voluntary sale or through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization), to the extent permitted by the Plan Administrator. The “Retained Share Amount” shall mean a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the Performance Award payment on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan. If the obligation
3 For awards payable in cash, awards shall “immediately vest and be paid to you as soon as practicable after such termination (provided that such award has not previously been forfeited pursuant to the provisions of this Agreement).”
4 May be included for some officers.

for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she shall be deemed to have been issued the full number of Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Performance Award].
Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations.
Section 7.    SEVERABILITY
In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
Section 8.    DATA PROTECTION
THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”). THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT SHARES, IF ANY, ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE PLAN ADMINISTRATOR AT THE COMPANY.

Section 9.     ACKNOWLEDGMENT AND WAIVER
By accepting the grant of this Performance Award, the Grantee acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, and it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;
(b)    the grant of Performance Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Awards, or benefits in lieu of Performance Awards, even if Performance Awards have been granted repeatedly in the past;
(c)    all decisions with respect to future grants, if any, shall be at the sole discretion of the Company;
(d)    the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;
(e)    the Grantee is participating voluntarily in the Plan;
(f)    Performance Awards and resulting benefits are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;

(g)    Performance Awards and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, or end of service payments, or bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;
(h)    in the event that the Grantee is not an employee of the Company, this Performance Award shall not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Performance Award shall not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;
(i)    in consideration of this Performance Award, no claim or entitlement to compensation or damages shall arise from termination or diminution in value of this Performance Award resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever), and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be irrevocably deemed to have waived any entitlement to pursue such claim;
(j)    [the Company may impose such other restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Grantee or other subsequent transfers by the Grantee of any Shares issued as a result of the vesting of the Performance Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other Shareholders and (iii) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers;] and
(k)    the award evidenced by this Agreement is subject to all Company policies relating to the clawback and/or recoupment of compensation, as the same may be amended from time to time, and to the extent the Grantee is subject to such policies, the terms and conditions of such policies are hereby incorporated by reference into this Agreement.
Section 10.    CONFIDENTIALITY
This Agreement and the receipt of any Performance Award hereunder are conditioned upon Grantee not disclosing this Agreement or said receipt to anyone other than Grantee's spouse, financial advisor, senior management of the Company or members of the Company's Law, Tax, and Human Resources departments. If unauthorized disclosure is made to any other person, this Performance Award shall be forfeited in exchange for no additional consideration or payment. Notwithstanding any other provision of this Agreement or any other agreement, if Grantee makes a confidential disclosure of a Company trade secret to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Grantee shall not be held liable under this Agreement or any other agreement, or under any federal or state trade secret law for such a disclosure. Moreover, nothing in this Agreement or any other agreement shall prevent Grantee from making a confidential disclosure of any other confidential information to a government official, to an attorney as necessary to obtain legal advice or in a court filing under seal.
Section 11.     GRANT-SPECIFIC TERMS
Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the United States. In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee (if residing outside the United States) should be aware that may arise as a result of participation in the Plan. Appendix B contains additional terms in compliance with Section 409A of the United States Internal Revenue Code.
Section 12.    ENFORCEMENT
This Agreement and the Performance Award granted hereunder shall be governed by, construed, administered and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

Section 13.    EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

    By:
_________________________________________
[NAME]

[TITLE]

EXHIBIT A

PERFORMANCE TARGETS

[TO BE SET ANNUALLY]

EXHIBIT B

TSR CALCULATION

1.Definitions.

a.“Peer Companies” (and each, a “Peer Company”) means the companies in the S&P 500 Index on the Grant Date.

b.“Beginning Price” means, with respect to the Company and any other Peer Company, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the Performance Period. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock as of the applicable ex-date.

c.“Ending Price” means, with respect to the Company and any other Peer Company, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock as of the applicable ex-date.

2.Calculation of TSR.

a.“TSR” shall be determined with respect to the Company and any other Peer Company by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions during the Performance Period by (b) the applicable Beginning Price. Any noncash distributions shall be valued at fair market value. For the purpose of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock as of the applicable ex-date.

b.With respect to the computation of TSR, Beginning Price, and Ending Price, there shall also be an equitable and proportionate adjustment to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of any stock split, stock dividend or reverse stock split occurring during the Performance Period (or during the applicable 20-day period in determining Beginning Price or Ending Price, as the case may be).

3.Treatment of Peer Transactions during the Performance Period.

a.In the event a Peer Company becomes bankrupt, the bankrupt company will remain in the peer group positioned at the bottom of the group.
b.In the event of a merger, acquisition or business combination transaction of a Peer Company in which the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.
c.In the event of a merger, acquisition or business combination transaction of a Peer Company, a “going private” transaction or similar event involving a Peer Company, in each case where the Peer Company is not the surviving entity or is no longer publicly traded, the company shall no longer be a Peer Company.

4.Comparative TSR.

The performance rating for the Relative TSR measure will be determined based on how the Company’s TSR ranks in comparison to the TSRs of the Peer Companies, with the 25th percentile rank as the minimum threshold (corresponding to a performance rating of 0.50) and the 75th percentile rank as the maximum (corresponding to a performance rating of 2.0), as shown in the table below:

Ranking of the Company against the Peer Companies	Performance Rating
25th percentile	0.5
50th percentile	1.0
75th percentile	2.0

APPENDIX A

FLUOR CORPORATION
PERFORMANCE AWARDS
UNDER THE 2020 PERFORMANCE INCENTIVE PLAN
TERMS FOR NON-U.S. GRANTEES

TERMS AND CONDITIONS
This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are a resident in one of the countries listed below. Capitalized terms used but not defined herein will have the same meanings assigned to them in the Plan and the Agreement.
NOTIFICATIONS
This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your Performance Awards vest.
In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.
GRANT-SPECIFIC LANGUAGE
Below please find country specific language that applies to Australia, Canada, Chile, Germany, the Netherlands, Russia, South Africa, Spain and the United Kingdom.
AUSTRALIA
Terms and Conditions
There are no country-specific provisions.
Notifications
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Grantee will be required to file the report.
CANADA
Terms and Conditions
There are no country-specific provisions.
Language Consent
The following provision applies to residents of Quebec:
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.
Notifications

Additional Restrictions on Resale. Securities acquired under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada.
Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return (Form T1135) disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes Shares) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.
CHILE

Terms and Conditions

There are no country-specific provisions.
Notifications
Securities Law Information. Neither the Company, the award, nor any Company shares acquired under the Plan are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.

Exchange Control Information. If exchange control reporting is required , you will be responsible for filing the report with the Central Bank of Chile. In addition, you must also file a report with the Central Bank if, in a given year, you have kept investments, deposits, or credits abroad in an amount that exceeds US$5,000,000.

Tax Information. Registration of your investment in Company shares with the Chilean Internal Revenue Service may result in more favorable tax treatment. Please consult your tax advisor for additional details.
GERMANY
Terms and Conditions
There are no country-specific provisions.
Notifications
Exchange Control Information. Cross-border payments in excess of EUR12,500 must be reported monthly to the German Federal Bank. If Grantee uses a German bank to transfer a cross-border payment in excess of EUR12,500, the bank will file the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of EUR5,000,000 on a monthly basis.
THE NETHERLANDS
Terms and Conditions
Insider-Trading Notification. Grantees should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon vesting of the Performance Award. In particular, Grantees may be prohibited from effectuating certain transactions involving Shares if they have inside information about the Company. Grantees should consult their personal legal advisor if they are uncertain whether the insider-trading rules apply to them. By accepting the Agreement and participating in the Plan, Grantee acknowledges having read and understood this notification and acknowledges that it is his or her responsibility to comply with the Dutch insider-trading rules.
Notifications
There are no country-specific notifications.
RUSSIA
Terms and Conditions
Securities Law Information. Grantee acknowledges that the Agreement, the grant of Performance Awards, the Plan and all other materials Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Grantee further acknowledges that in no event will Shares acquired upon vesting of the Performance Awards be delivered to Grantee in Russia; all Shares acquired upon vesting of the Performance Awards will be maintained on Grantee’s behalf in the United States.

Grantee acknowledges that Grantee is not permitted to sell Shares directly to a Russian legal entity or resident.
Notifications
Grantee understands that Grantee is solely liable for all applicable Russian exchange control requirements (including repatriation requirements applicable to the proceeds from the sale of Shares).
SOUTH AFRICA
Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. To participate in the Plan, Grantee understands that Grantee must comply with exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa.

For Performance Awards, because no transfer of funds from South Africa is required, no filing or reporting requirements should apply when the Performance Awards, if any, are granted or upon settlement of the Performance Awards (in Shares).

Because the Exchange Control Regulations change frequently and without notice, Grantee understands that Grantee should consult a legal advisor to ensure compliance with current regulations. Grantee understands that it is Grantee’s responsibility to comply with South African exchange control laws, and neither the Company nor Grantee’s Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SPAIN

Terms and Conditions

There are no country-specific provisions.

Notifications

No Special Employment or Similar Rights. Grantee understands that the Company has unilaterally, gratuitously, and discretionally decided to distribute Performance Awards under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of Grantee’s Performance Award. Consequently, Grantee understands that any grant is given on the assumption and condition that it will not become a part of any employment contract (either with the Company or any of its subsidiaries) and will not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from any gratuitous and discretionary grant. In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of awards will be null and void and the Plan will not have any effect whatsoever.

Further, the Performance Award provides a conditional right to Shares and may be forfeited or affected by Grantee’s termination of employment, as set forth in the Agreement. For avoidance of doubt, Grantee’s rights, if any, to the Performance Awards upon termination of employment will be determined as set forth in the Agreement, including, without limitation, where (i) Grantee is considered to be unfairly dismissed without good cause; (ii) Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) Grantee terminates service due to a change of work location, duties or any other employment or contractual condition; or (iv) Grantee terminates service due to the Company’s or any of its subsidiaries’ unilateral breach of contract.

Securities Law Notice. The Performance Awards granted under the Plan do not qualify as securities under Spanish regulations. By the grant of Performance Awards, no "offer of securities to the public", as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of Performance Awards under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

Foreign Asset and Account Reporting. To the extent that Spanish residents hold rights or assets (e.g., shares of common stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares of common stock constitute securities for purposes of this requirement, but unvested rights are not considered assets or rights for purposes of this requirement.

If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.

Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.

Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations advisors to ensure compliance with their

Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investments requirements, the acquisition of Company shares under the Plan must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE“). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filling a form with the DGPCIE.

If you import the Shares acquired under the Plan into Spain, you must declare the importation of the share certificates to the DGPCIE.

In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the Shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).

UNITED KINGDOM

Terms and Conditions
UK Rules. The Performance Award is granted under the “UK Rules,” which contain additional terms and conditions that govern the Performance Award. Grantees should review the UK Rules carefully.
Notifications
There are no country-specific notifications.

APPENDIX B

Compliance with Section 409A of the Internal Revenue Code

(a)    It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)    Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.

(c)    If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 4 of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.

(d)    Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) if the Performance Award has not previously been forfeited, the Performance Award will vest on a Disability, which shall mean that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a Change of Control of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).

(e)    Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.